AGREEMENT

This Agreement ("Agreement") is entered into this 2nd day of February, 2016 by and among: (1) the City of New York acting by and through the New York City Department of Small Business Services located at 110 William Street, New York, NY 10038 (the "City"); (2) the New York City Economic Development Corporation, located at 110 William Street, New York, NY 10038 ("NYCEDC"); and (3) FirstFlight Heliports, LLC d/b/a Saker Aviation Services located at 20 South Street, Pier 6, East River, New York, NY, 10004 ("Saker" or "the Fixed Base Operator"), as successor in interest to First Flight, Inc..

RECITALS

Whereas, pursuant to a Concession Agreement dated as of July 23, 2008 by and between the City and FirstFlight, Inc. (the "Concession Agreement"), and a Consent and Agreement dated September 29, 2009 by and between the City and FirstFlight, LLC f/k/a FirstFlight, Inc. and FirstFlight Heliport, LLC d/b/a Saker Aviation Services Inc., Saker is the Fixed Base Operator of the Downtown Manhattan Heliport ("DMH") which consists of 6,300 total square feet of terminal space and 71,900 square feet of barge and pier space together with all buildings and improvements as generally described in Exhibit "A" to the Concession Agreement; and

Whereas, pursuant to the Amended and Restated Maritime Contract between the City and the NYCEDC, the City has retained NYCEDC to engage in, *inter alia*, various activities intended to promote the economic development of the City's waterfront property and related transportation facilities, including the operation of DMH, and in that capacity, is the Agreement Administrator of the Concession Agreement; and

Whereas, the Concession Agreement implicitly contemplates that the DMH may be utilized to conduct tourist flights with certain limitations, and in Section 2.04(a)(ii), provides that the Fixed Base Operator may enter into agreements with other parties subject to the Agreement Administrator's or City's written consent which will be given in its sole discretion; and

Whereas, Liberty Helicopters, Inc., New York Helicopter Charter, Inc., Zip Aviation, LLC, and Helicopter Flight Services, LLC, (collectively, the "Flight Operators" which shall also include any entity entering an agreement with Saker to conduct flights for tour purposes from DMH) each have agreements with Saker to conduct flights from the DMH; and

Whereas, the Helicopters Tourism & Jobs Council, Inc. ("HTJC") is an industry advocacy group organized for the purpose of protecting the jobs of those employed in the air tour industry, whose membership includes the Flight Operators and the Fixed Base Operator (collectively the Flight Operators and the Fixed Base Operator shall be referred to as the "Operators"); and

Whereas, in 2010, due to an increase in tour volumes from DMH, NYCEDC convened the Operators, the FAA and other concerned parties to discuss ways to better organize tour routes and reduce noise and overflight impacts that led to the execution of the 2010 Helicopter Sightseeing Plan which sets forth permitted routes over and around the City; and

Whereas, NYCEDC has undertaken efforts to reduce the number of touring flights originating from and landing at DMH ("Tourist Flight Operations" as further defined in Section 16(d) herein) to address concerns over noise complaints and perceived air quality issues; and

Whereas, the HTJC, on behalf of the Operators, has engaged in discussions and negotiations with the NYCEDC to reach a compromise to ensure the job security of those employed in the air tour industry in and around the City and to ameliorate concern about noise complaints and perceived air quality issues linked to Tourist Flight Operations conducted from DMH; and

Whereas, in furtherance of memorializing the compromise the parties desire to amend the terms of the Concession Agreement, subject to and in accordance with the terms of this Agreement.

Now, therefore, in consideration of the benefits accruing to each of the parties as recited herein, the parties mutually agree as follows:

AGREEMENT

1. **Incorporation of Recitals.** The recitals set forth above are, by this reference, incorporated into and deemed a part of this Agreement.

2. **Agreement Administrator.** The definition of "Agreement Administrator" in the Concession Agreement is hereby revised to read as follows: "Agreement Administrator shall mean NYCEDC or a successor thereto or as otherwise designated in writing by the City."

3. **Payments.** Section 3.01(g) of the Concession Agreement is hereby revised to read as follows: "All payments of the Retention Payments and other payments due from Operator shall be directed to Agreement Administrator."

4. **Effective Date and Term.** This Agreement shall take effect upon notice from Agreement Administrator of registration with the Comptroller (the "Effective Date") and, subject to the terms of Section 15 of this Agreement, extend until the Expiration Date ("Term"). Upon amendment and extension of the Concession Agreement as contemplated in Section 15 herein, the Term of this Agreement shall continue until the newly, extended expiration date of the Concession Agreement together with any renewal periods subject to the terms of the

Concession Agreement, including but not limited to Section 2.03 and Article 7 of the Concession Agreement.

5. **Authorized Routes.** The parties acknowledge and agree that the only authorized routes under this Agreement and the Concession Agreement are those set forth in the 2010 Helicopter Sightseeing Plan, as modified to remove the Yankee Stadium routing and as may be further modified from time to time, and as further restricted by Paragraph 10 herein (the "Authorized Routes"). Fixed Base Operator shall ensure that Flight Operators and any other entity performing flights for tour purposes leaving from or coming into DMH shall not undertake any routes other than the Authorized Routes.

6. **Cessation of Sunday Tourist Flights/Cap on Saturday Flights.** Commencing April 1, 2016 the Fixed Base Operator shall ensure the cessation of all Tourist Flight Operations from DMH on Sundays. Any reduction in the total monthly number of Tourist Flight Operations that result from the cessation of Tourist Flight Operations on Sundays shall be credited towards the overall reduction of Tourist Flight Operations contemplated in Section 7 below. Commencing on June 1, 2016, the Fixed Based Operator shall ensure that Tourist Flight Operations from DMH shall not exceed three hundred Tourist Flight Operations on any Saturday.

7. **Reduction in Tour Flight Operations.** The Fixed Base Operator shall ensure the reduction of the total number of Tourist Flight Operations by Fifty Percent (50%) in accordance with the following implementation schedule:

a. Commencing June 1, 2016, the Fixed Base Operator shall implement a Twenty Percent (20%) reduction in the number of Tourist Flight Operations out of the DMH on a month to month basis based on peak operational levels as set forth in Row A of the spreadsheet attached hereto as Exhibit "B" and incorporated herein by reference, effectively ensuring that the number of such operations do not exceed Eighty Percent (80%) of the peak operational levels on a monthly basis thereafter for the duration of this Agreement.
b. Commencing October 1, 2016, the Fixed Base Operator shall again reduce total number of Tourist Flight Operations out of the DMH on a monthly basis by a number equal to Twenty Percent (20%) of the peak operational levels set forth in Row A of Exhibit B, ensuring that the number of such operations do not exceed Sixty Percent (60%) of the peak operational levels set forth in Row A of Exhibit "B" on a monthly basis thereafter for the duration of this Agreement. Notwithstanding the foregoing, in the event that the approvals described in Section 15 herein are not secured prior to October 1, 2016, the reduction contemplated in this sub-section shall be deferred until such time as those approvals are secured.
c. The Fixed Base Operator agrees that as of January 1, 2017, the Fixed Base Operator shall again reduce the total number of Tourist Flight Operations out of the DMH on a monthly basis by a number equal to Ten Percent (10%) of the

peak operational levels set forth in Row A of Exhibit B, ensuring that the number of Tourist Flight Operations do not exceed Fifty Percent (50%) of the peak operational levels set forth in Row A of Exhibit "B" on a monthly basis thereafter for the duration of this Agreement. The parties to this Agreement explicitly acknowledge that the number of operations represented in Row B of Exhibit "B" represent a Fifty Percent (50%) reduction in peak operational levels of Tourist Flight Operations conducted out of the DMH on a month-to-month basis during calendar year 2015. Notwithstanding the foregoing, in the event that the approvals described in Section 15 herein are not secured prior to January 1, 2017, the reduction contemplated in this sub-section shall be deferred until such time as those approvals are secured.

8. **Reduction in Minimum Annual Guarantee.** The Minimum Annual Guarantee set forth in the Concession Agreement shall be reduced by 50% in Years 9 and 10 of the Concession Agreement. Notwithstanding, in the event the parties are successful in extending the term of the Concession Agreement past the expiration of the term set forth in the Concession Agreement , the Minimum Annual Guarantee shall be as follows:

   a. first year of the extended term: $882,870.02
   b. second year of the extended term: $919,068.00
   c. third year of the extended term: $956,749.00
   d. for the first option year: $995,976.00
   e. for the second option year: $1,036,811.00

9. **Reporting.** In addition to any other reporting and recordkeeping required under the Concession Agreement, commencing July 1, 2016, and again each month thereafter, within fifteen (15) calendar days of the first day of the month for the duration of this Agreement, the Fixed Base Operator shall cause to be prepared and delivered either by and through HTJC, or another intermediary chosen in the Fixed Base Operator's sole discretion, a report to The New York City Council ("City Council") at City Hall, New York, NY 10007, Attn..: Chief of Staff with a copy to NYCEDC at 110 William Street, New York, NY 10038, Attn..: Senior Director of Aviation, detailing (a) the number of Tourist Flight Operations conducted out of the DMH for the previous calendar month, (b) a comparison to the relevant monthly maximum number of Tourist Flight Operations set forth in Section 7 and (c) the number and locations of any deviations of Tourist Flight Operations from the Authorized Routes which result in flights over land or piers, including land or piers on Governors Island and Staten Island. Agreement Administrator shall commission and the Fixed Base Operator shall pay, within reason, for reports of compliance, to be prepared not more than once per quarter, by an impartial party.

10. **Continued Cessation of Flights Over Governors Island and Cessation of Flights over Staten Island.** The Fixed Base Operator shall cause the Flight Operators and any other entity performing flights for tour purposes leaving from

or coming into DMH, to continue compliance with the 2010 Helicopter Sightseeing Plan, as modified to remove the Yankee Stadium routing and as may be further modified from time to time, and refrain from flights over Governors Island. Further, the Fixed Based Operator shall ensure that: (i) Flight Operators and any other entity performing flights for tour purposes leaving from or coming into DMH, shall not fly over Staten Island while conducting Tourist Flight Operations originating out of the DMH, (ii) on flights transitioning to and from DMH, Flight Operators and any other entity performing flights for tour purposes leaving from or coming into DMH, shall not fly over Governors Island before the Tourist Flight Operations begin and after the Tourist Flight Operations end and (iii) Flight Operators and any other entity operating performing flights for tour purposes leaving from or coming into DMH, shall make best efforts, working in coordination with the air traffic control towers at Newark International Airport and LaGuardia, to fly at maximum altitudes permitted under FAA rules while en route to DMH from facilities outside New York City.

11. **Penalty for Non-Compliance.** The City reserves the right to reduce the maximum number of Tourist Flight Operations by an additional 50% for any or all of the remaining months of this Agreement as may be extended if, during the period between June 1, 2016 and the expiration of the Term:

    a. Tourist Flight Operations in any given month exceed the level for that month set in Section 7 herein; or
    b. on more than five occasions, other than in cases of emergency, Tourist Flight Operations cross over land or piers, including those lands or piers on Governors Island or Staten Island, and are documented as having done so by an independent professional commissioned by the Agreement Administrator and payed for by the Fixed Base Operator.

    Upon each additional occurrence of the facts set forth in subparagraph a or b above, pursuant to the terms of this Agreement and Section 2.03 of the Concession Agreement, the City shall have the right to reduce the then maximum number of Tourist Flight Operations by an additional 50%.

12. **Air Quality Monitoring.** The Fixed Base Operator shall establish a system to monitor air quality in the vicinity of DMH for the duration of this Agreement. Agreement Administrator and Fixed Base Operator agree to negotiate in good faith with HTJC to establish the components and implementation of such system and reach mutual agreement prior to April 1, 2016. All expenses associated with such monitoring system are to be borne by the Fixed Base Operator. Upon the establishment of air quality monitoring, the Fixed Base Operator shall by and through the HTJC, or another intermediary chosen in the Flight Operator's sole discretion, deliver monthly readings to the City Council with a copy to Agreement Administrator at the above addresses.

13. **Idling.** The Fixed Base Operator shall make best efforts to prevent helicopters at DMH from idling for a period greater than ten minutes.

14. **Additional Mitigation.** The Fixed Base Operator agrees to actively research available technologies to further mitigate helicopter noise, reduce emissions, and promote fuel efficiency, and to implement any such technology as it becomes commercially feasible.

15. **Air Tour Industry Security.** As consideration for the Fixed Base Operator ensuring the cessation of Tourist Flight Operations from the DMH on Sundays, reducing the total number of Tourist Flight Operations originating from the DMH on a month to month basis by Fifty Percent in accordance with the implementation schedule outlined in Section 7, agreeing to deploy an air quality monitoring system at DMH, and the other concessions memorialized herein, and notwithstanding the provisions of any other agreements between the parties hereto, the City, and NYCEDC, in its capacity as Agreement Administrator of the DMH for the City, hereby agree that the Fixed Base Operator shall be permitted to continue to do business and conduct Tourist Flight Operations from the DMH as contemplated in the Concession Agreement and pursuant to the terms of this Agreement, for a period commencing on the Effective Date of this Agreement and running through the Term of this Agreement until the Expiration Date of the Concession Agreement, as it may be amended. Following the Effective Date, provided the Fixed Base Operators are not in violation or default of the terms hereunder and/or the terms of the Concession Agreement, the City and Agreement Administrator shall promptly seek to amend the Concession Agreement, subject to compliance with all applicable laws, rules and regulations, including but not limited to approval by the Franchise Concession Review Committee, as follows: (i) extend the term of the Concession Agreement through April 30, 2021, (ii) provide for two one year options to renew the Concession Agreement, which may be exercised at the City's sole discretion, but in no event will the City exercise this option if the Fixed Base Operator is in violation or default of the terms hereunder and/or the terms of the Concession Agreement, and (iii) adjust the Minimum Annual Guarantee in conformity with this Agreement. The parties acknowledge and agree that the only obligation on the part of the City and Agreement Administrator is to use good faith efforts to secure approval of the extension set forth above and such efforts may not result in such extension.

16. **Miscellaneous.**

   a. This Agreement may not be amended or modified except by a writing signed by the parties.
   b. Captions are inserted for convenience only and will not affect the construction hereof.
   c. Unless otherwise noted, all capitalized terms referenced herein shall have the meaning ascribed in the Concession Agreement. Any term defined in the Concession Agreement shall have the same meaning herein for

purposes of interpreting this Agreement unless expressly stated otherwise herein.

d. For the purposes of this Agreement, a single "Tourist Flight" or "Tourist Flight Operation" means an aircraft first taking off from DMH, then flying along the Authorized Routes, and then landing back at DMH.
e. Intentionally deleted.
f. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters herein.
g. This Agreement and the Concession Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York, excluding New York's rules regarding conflict of laws and any rule requiring construction against the party drafting this Agreement and/or the Concession Agreement.
h. This Agreement may be executed in counterparts.
i. If any one or more of the provisions of this Agreement is deemed invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
j. Rights and obligations under this Agreement may not be assigned by the Fixed Base Operator without the prior written consent of the City, which shall not be unreasonably delayed or withheld.
k. Saker hereby represents and warrants that it has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. The undersigned signatory for Saker, by signing this Agreement, personally warrants that he or she has the power and authority to enter into this Agreement on behalf of Saker and to bind Saker to the terms and conditions of this Agreement. The City and NYCEDC represent and warrant that, subject to applicable law, it has all necessary power and authority to execute, deliver and perform its obligations under this Agreement.
l. Notwithstanding the reduction in Tourist Flight Operations set forth in Paragraphs 7 and 11, the City continues to maintain the authority to preclude certain types of helicopters and further reduce flights pursuant to the terms of Section 2.03 of the Concession Agreement.
m. Except as modified herein, all of the terms and conditions of the Concession Agreement are hereby incorporated as if set forth herein at length. Except as modified herein, the Concession Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Agreement and the Concession Agreement, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

THE CITY OF NEW YORK acting by and through the NEW YORK DEPARTMENT OF SMALL BUSINESS SERVICES

By:____________________________
Name:__________________________
Title:___________________________

NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION

By:____________________________
Name:__________________________
Title:___________________________

FIRSTFLIGHT HELIPORTS, LLC d/b/a Saker Aviation Services

By: [signature]
Name: Ronald J. Ricciardi
Title: President

APPROVED AS TO FORM
CERTIFIED AS TO LEGAL AUTHORITY:
FOR THE CITY OF NEW YORK CITY

By:____________________________
Name:__________________________
ACTING CORPORATION COUNSEL

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

THE CITY OF NEW YORK acting by and through the NEW YORK DEPARTMENT OF SMALL BUSINESS SERVICES

By:__________________________
Name:________________________
Title:_________________________
Andrew Schwartz
Deputy Commissioner

NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION

By:__________________________
Name: JAMES KATZ
Title: EVP, CHIEF OF STAFF

FIRSTFLIGHT HELIPORTS, LLC d/b/a Saker Aviation Services

By:__________________________
Name:________________________
Title:_________________________

APPROVED AS TO FORM
CERTIFIED AS TO LEGAL AUTHORITY:
FOR THE CITY OF NEW YORK CITY

By:__________________________
Name: JAMES McSPIRITT
ACTING CORPORATION COUNSEL

EXHIBIT A


NYC TOUR ALPHA
DO NOT PASS 79TH STREET
900' OR BELOW IN LOCAL OPERATIONS SFAR
1500' OR CLEARED TO ALTITUDE
START APPROACH DESCENT INTO JRB
DEPART CLIMBING TO 500'
CONTACT EWR FOR CLASS B CLEARANCE
BE BETWEEN 700 AND 900' WAITING FOR CLEARANCE
ALPHA 1
1500' OR CLEARED TO ALTITUDE
CTC LA GUARDIA TWR ON 126.05 OR 263.0 WITHIN 6 NM OF LA GUARDIA ARPT
Heavy concentration of air tour operations at 500' AGL in the vicinity of the Statue of Liberty and Ellis Island. Pilots should avoid overflying these areas and maintain appropriate lateral distance.
EMPIRE STATE BUILDING
BROOKLYN BRIDGE
JERSEY CITY
HUDSON RIVER
BROOKLYN
FORT HAMILTON
golf course
cemetery
NORTH HUDSON PARK
MEADOWLANDS
hospital
LIBERTY STATE PARK

Depart JRB towards the cruise ship terminal climbing to 500'. <u>**DO NOT OVERFLY THE CRUISE SHIP.**</u> Stay mid-river over Buttermilk channel turning to the east tip of the southernmost pier on the east side of Governors island. Turn towards the south side of the statue keeping your 1000' standoff.

ALPHA:
Make a wide left hand climbing course reversal on the south side of the statue while contacting EWR Tower and request the "Hudson River Northbound at 1500'. STAY IN THE SFAR (LOCAL OPERATIONS) UNTIL YOU RECEIVE YOUR CLEARANCE.

Once handed off to LGA, request tour ALPHA

Left hand course reversal at the 79th street boat basin. Make sure the apex of your turn does not extend beyond 79th street. Check out with LGA and change to river frequency to make your call descending to 900'or below

You must be below 1300' abeam the south end of Central Park to stay out of EWR's Class B.

Continue at 900' or below to the Colgate Clock.

Make your call inbound to JRB and fly mid-river between Governors Island and the south tip of Manhattan as you make your approach.

ALPHA 1:
Make a wide left hand climbing course reversal on the south side of the statue while contacting EWR Tower and request the "Hudson River Southbound at 1500'. STAY IN THE SFAR at 900'or below (LOCAL OPERATIONS) UNTIL YOU RECEIVE YOUR CLEARANCE. Come off the Statue on the South side to join the Verrazano route to the Verrazano Bridge.

Make a left hand course reversal on the north side of the Verrazano Bridge to rejoin the Hudson River Northbound at 1500'

Once handed off to LGA request Tour Alpha and follow the Alpha Route back to JRB.

If ceilings are below 1500' all Tours will be conducted in the SFAR at 900' or below.

All altitudes and or route segments can be modified to avoid any safety of flight issues.


NYC HUDSON RIVER TOUR
1500' OR CLEARED TO ALTITUDE STARTING DESCENT INTO LOCAL OPS SFAR.
500' OR CLEARED TO ALTITUDE
BELOW 1300' ABEAM THE NOTH END OF CENTRAL PARK.
900' OR BELOW IN LOCAL OPERATIONS SFAR
1500' OR CLEARED TO ALTITUDE
START APPROACH DESCENT INTO JRB
1500' OR CLEARED TO ALTITUDE.
CONTACT EWR FOR CLASS B CLEARANCE
DEPART CLIMBING TO 500'
BE BETWEEN 700 AND 900 WAITING FOR CLEARANCE

Depart JRB towards the cruise ship terminal climbing to 500'.

DO NOT OVERFLY THE CRUISE SHIP.

Stay mid-river over Buttermilk channel turning to the east tip of the southernmost pier on the east side of Governors Island. Turn towards the south side of the statue keeping your 1000' standoff.

Make a wide left hand climbing course reversal on the south side of the statue while contacting EWR Tower and request the "Hudson River Northbound at 1500'.

STAY IN THE SFRA (LOCAL OPERATIONS) UNTIL YOU RECEIVE YOUR CLEARANCE

Once handed off to LGA Tower request "The Hudson River Route"

Continue North Bound (Mid River) to Spuytin Duyvil at your cleared altitude and make a left hand turn on the New Jersey side of the river to go southbound.

Once past the GW Bridge, check out with LGA at your cleared altitude, change to the river frequency and make your call descending into the SFRA.

SFRA LOCAL OPERATIONS 900' OR BELOW.

You must be below 1300' abeam the north side of Central Park to be clear of EWR's Class B airspace.

At the clock make your call inbound to JRB and fly an arc towards the green buoy between the south tip of Manhattan and Governors Island for your approach.

If EWR and or LGA will not clear you to 1500', all tours must be conducted in the SFRA at 900' or below.

If ceilings are below 1500' all tours will be flown in the Local Operations SFAR at 900' or below.

REMEMBER YOUR CLOUD CLEARANCE REQUIREMENTS.

All altitudes and or routes segments can be modified to avoid any safety of flight issue.

EXHIBIT B

	Helicopter Tourist Flight Operations, Downtown Manhattan Heliport (monthly)												
	Calendar year 2015	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Row A	2015 Baseline	2319	2216	3413	5732	6456	4607	5645	6673	5487	6979	4766	5008	59301
Row B	Post reduction (50%) Maximum TFO/month	1160	1108	1707	2866	3228	2304	2823	3337	2744	3490	2383	2504	29651